Exhibit 99.1

The Wendy’s Company Reports 2012 Second-Quarter Results

North America Company-Operated Second-Quarter Same-Store Sales Increased 3.2%;

Fifth Consecutive Quarter of Positive Systemwide SSS

Company Reaffirms 2012 Outlook for Adjusted EBITDA from Continuing Operations

Image Activation Restaurants Continue to Generate Strong Sales; Expansion Accelerating

DUBLIN, Ohio (Aug. 9, 2012) – The Wendy’s Company (NASDAQ: WEN) today reported results for the second quarter ended July 1, 2012.

Highlights from the second quarter of 2012 included the following:

•	Consolidated revenues were $645.9 million, an increase of 3.8 percent compared to $622.5 million in the second quarter of 2011.

•

Wendy’s® North America Company-operated restaurants generated a same-store sales increase of 3.2 percent. This is the fifth consecutive quarter of positive same-store sales. Franchise same-store sales in North America also increased 3.2 percent during the quarter.

•

Company-operated restaurant margin was 14.1 percent, a 20 basis-point improvement compared to 13.9 percent in the second quarter of 2011. Same-store sales growth and a favorable product mix drove the margin improvement. Offsetting this positive impact were higher labor costs as the Company invested in its “My Wendy’s” customer service initiative to improve the consumer experience, as well as higher commodity and paper costs.

•

Adjusted EBITDA from continuing operations was $89.1 million, compared to $89.4 million in the second quarter of 2011. See “Disclosure Regarding Non-GAAP Financial Measures” below for a reconciliation of the non-GAAP measures (i.e., Adjusted EBITDA from continuing operations and Adjusted Earnings Per Share from continuing operations) included herein.

•

Primarily as a result of a $25.2 million pretax charge from the early extinguishment of debt, the Company reported a net loss from continuing operations of $5.5 million. This compares to net income from continuing operations of $11.4 million in the second quarter of 2011.

•	Adjusted Earnings Per Share from continuing operations were $0.05 for both the second quarter of 2012 and the second quarter of 2011.

•	The Company reported a loss per share from continuing operations of $0.01, compared to earnings per share from continuing operations of $0.03 in the second quarter of 2011.

The Company is reaffirming its 2012 outlook for Adjusted EBITDA from continuing operations in a range of $320 million to $335 million. The outlook for Adjusted EBITDA from continuing operations excludes items such as debt extinguishment costs, as well as relocation costs and other transition expenses from the consolidation of the Atlanta restaurant support center with the Dublin, Ohio restaurant support center, in addition to impairment and costs related to the closure of underperforming restaurants. The Company continues to target an average annual Adjusted EBITDA growth rate in the high-single-digit to low-double-digit range beginning in 2013.

Image Activation Restaurants Continue to Generate Strong Sales; Expansion Accelerating

Wendy’s remains on track to reimage approximately 50 existing Company-operated restaurants in 2012, with plans for significantly more Company and franchise reimages in 2013 and beyond. This is in addition to the 10 Company-operated restaurants the Company successfully reimaged in 2011. The Company also plans to open at least 20 new restaurants during 2012, with at least 17 built in the new “Image Activation” design.

Wendy’s first franchised Image Activation restaurant opened in July 2012 and is generating strong sales in line with the Company-operated Image Activation restaurants. The Company expects franchisee participation in the Image Activation program to accelerate beginning in 2013.

President and Chief Executive Officer Emil Brolick said: “We are building a solid foundation for the reimaging of our system, which is very exciting for our customers, operators and franchisees. Image Activation is one of the most important elements of Wendy’s “Recipe to Win” growth strategy. It elevates the customer experience with innovative exterior and interior designs for new units and reimages.

“Based on the strong sales increases we have generated at our reimaged restaurants, we are planning to accelerate Image Activation in 2013 and are targeting 50 percent of Company-operated restaurants for reimaging by the end of 2015,” Brolick said.

New Products and Marketing Driving Sales Momentum

“We are beginning to build positive momentum, as we produced our fifth consecutive quarter of positive same-store sales, including a two-year same-store sales increase of 5.5 percent in the second quarter,” Brolick said.

“We promoted products consistent with our ‘A Cut Above’ brand positioning, including our Spicy Guacamole Chicken Club sandwich, Signature Sides and Berry Almond Chicken Salad,” Brolick added. “We employed an integrated marketing approach, featuring our new advertising campaign that is generating positive consumer-approval scores. We also utilized a successful direct mail campaign as an additional media layer, which drove trial of core products and helped generate a favorable product mix. In addition, we continue to build our digital and social media platforms, as evidenced by the fact that Nation’s Restaurant News® recently ranked Wendy’s No. 2 overall in its Restaurant Social Media Index.”

Domestic and International Restaurant Portfolio Development

The Wendy’s system opened 13 new restaurants and closed 47 restaurants during the second quarter. The Company conducted a comprehensive review of its restaurant portfolio during the second quarter. The Company closed 19 underperforming restaurants during the second quarter, and franchisees closed 28 restaurants.

The Company acquired 30 franchised Wendy’s restaurants in the Austin, Texas area during the second quarter. In July, the Company acquired 24 franchised Wendy’s restaurants in the Albuquerque, New Mexico area. As previously stated, the Company is working to optimize its system by purchasing restaurants from selected franchisees. The Company plans to either operate those restaurants or sell them to new or existing franchisees, with the ultimate goal of accelerating the Image Activation program.

As of the end of the second quarter, Wendy’s and its franchisees were operating 354 restaurants outside of North America. The Company also had more than 600 restaurants under development agreements outside of North America.

As of July 1, 2012, the Company’s total number of worldwide restaurants was 6,547.

Company Completes Refinancing; Anticipates Annual Interest Savings of About $25 Million

In July, the Company completed its refinancing initiative with the redemption of the remaining outstanding Wendy’s Restaurants, LLC 10.0 percent Senior Notes due 2016. The refinancing enables the Company to increase its liquidity, extend its debt maturities and realize ongoing annual interest savings of approximately $25 million.

Same-store Sales Reporting Methodology

As previously announced, the Company has revised its reporting methodology for same-store sales to more accurately reflect comparable sales performance, including the impact of its new and reimaged restaurants. Using the new methodology, the Company calculates Wendy’s same-store sales beginning after new restaurants have been open for at least 15 continuous months and after reimaged restaurants have been reopened for three continuous months. The calculation of same-store sales previously began after a restaurant had been open for at least 15 continuous months and as of the beginning of the previous fiscal year. Under the old methodology, the same-store sales increase at North America Company-operated restaurants for the second quarter of 2012 would have been approximately 3.1 percent. The new methodology has virtually no impact on previously reported same-store sales results prior to 2012.

Conference Call and Webcast Scheduled for 10 a.m. Today, Aug. 9

The Company will host a conference call today at 10 a.m. ET, with a simultaneous webcast from the investor relations section of the Company’s website at www.aboutwendys.com. Hosting the call will be President and Chief Executive Officer Emil Brolick, Chief Financial Officer Steve Hare and Chief Communications Officer John Barker. The live conference call will be available at (877) 572-6014 or, for international callers, at (281) 913-8524. An archived webcast with the accompanying slides will be available on the Company’s website at www.aboutwendys.com.

Trademark Information

Nation’s Restaurant News is a registered trademark of Penton Media, Inc.

Forward-Looking Statements

This news release contains certain statements that are not historical facts, including, importantly, information concerning possible or assumed future results of operations of The Wendy’s Company and its subsidiaries (collectively, the “Company”). Those statements, as well as statements preceded by, followed by, or that include the words “may,” “believes,” “plans,” “expects,” “anticipates,” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). All statements that address future operating, financial or business performance; strategies or expectations; future synergies, efficiencies or overhead savings; anticipated costs or charges; future capitalization; and anticipated financial impacts of recent or pending transactions are forward-looking statements within the meaning of the Reform Act. The forward-looking statements are based on the Company’s expectations at the time such statements are made, speak only as of the dates they are made and are susceptible to a number of risks, uncertainties and other factors. The Company’s actual results, performance and achievements may differ materially from any future results, performance or achievements expressed in or implied by the forward-looking statements.

For all forward-looking statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. Many important factors could affect future results and could cause those results to differ materially from those expressed in or implied by the forward-looking statements. Such factors, all of which are difficult or impossible to predict accurately, and many of which are beyond the Company’s control, include, but are not limited to:

(1)	changes in the quick-service restaurant industry, such as consumer trends toward value-oriented products and promotions or toward consuming fewer meals away from home;

(2)	prevailing economic, market and business conditions affecting the Company, including competition from other food service providers, high unemployment and decreased consumer spending levels;

(3)	the ability to effectively manage the acquisition and disposition of restaurants;

(4)	cost and availability of capital;

(5)	cost fluctuations associated with food, supplies, energy, fuel, distribution or labor;

(6)	the financial condition of the Company’s franchisees;

(7)	food safety events, including instances of food-borne illness involving the Company or its supply chain;

(8)	conditions beyond the Company’s control such as weather, natural disasters, disease outbreaks, epidemics or pandemics impacting the Company’s customers or food supplies, or acts of war or terrorism;

(9)	the availability of suitable locations and terms for the development of new restaurants;

(10)	risks associated with the Image Activation program;

(11)	adoption of new, or changes in, laws, regulations or accounting policies and practices;

(12)	changes in debt, equity and securities markets;

(13)	goodwill and long-lived asset impairments;

(14)	changes in interest rates;

(15)	expenses and liabilities for taxes related to periods up to the date of sale of Arby’s as a result of the indemnification provisions of the Arby’s Purchase and Sale Agreement; and

(16)	other factors cited in the Company’s news releases, public statements and/or filings with the Securities and Exchange Commission, including those identified in the “Risk Factors” sections of the Company’s Forms 10-K and 10-Q.

The Company’s franchisees are independent third parties that the Company does not control. Numerous factors beyond the control of the Company and its franchisees may affect new restaurant openings. Accordingly, there can be no assurance that commitments under development agreements with franchisees will result in new restaurant openings.

All future written and oral forward-looking statements attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. New risks and uncertainties arise from time to time, and it is impossible for the Company to predict these events or their impact. The Company assumes no obligation to update forward-looking statements as a result of new information, future events or developments, except as required by federal securities laws. The Company does not endorse any projections regarding future performance that may be made by third parties.

Disclosure Regarding Non-GAAP Financial Measures

Adjusted EBITDA from continuing operations and Adjusted Earnings Per Share from continuing operations, which exclude certain expenses, net of certain benefits, detailed in the reconciliation tables that accompany this release, are used by the Company as performance measures for benchmarking against the Company’s peers and competitors, and as internal measures of business operating performance. The Company believes Adjusted EBITDA from continuing operations and Adjusted Earnings Per Share from continuing operations provide a meaningful perspective of the underlying operating performance of the Company’s current business. Adjusted EBITDA from continuing operations and Adjusted Earnings Per Share from continuing operations are not recognized terms under U.S. Generally Accepted Accounting Principles (“GAAP”).

Because all companies do not calculate Adjusted EBITDA from continuing operations and Adjusted Earnings Per Share from continuing operations (and similarly titled financial measures) in the same way, those measures as used by other companies may not be consistent with the way the Company calculates such measures and should not be considered as alternative measures of income from continuing operations or earnings per share from continuing operations.

Because certain income statement items needed to calculate income from continuing operations vary from quarter to quarter, the Company is unable to provide projections of income from continuing operations or earnings per share from continuing operations, or a reconciliation of projected Adjusted EBITDA from continuing operations to projected income from continuing operations or projected Adjusted Earnings Per Share from continuing operations to projected earnings per share from continuing operations.

The Company’s presentation of Adjusted EBITDA from continuing operations and Adjusted Earnings Per Share from continuing operations does not replace the presentation of the Company’s financial results in accordance with GAAP.

About The Wendy’s Company

The Wendy’s Company is the world’s third-largest quick-service hamburger company. The Wendy’s system includes more than 6,500 franchise and Company restaurants in the United States and 27 countries and U.S. territories worldwide. For more information, visit aboutwendys.com or wendys.com.

Media and Investor Contacts:

John Barker: (614) 764-3044 or john.barker@wendys.com

Dave Poplar: (614) 764-3311 or david.poplar@wendys.com

The Wendy’s Company and Subsidiaries

Consolidated Statements of Operations

Second Quarter and Six Month Periods Ended July 1, 2012 and July 3, 2011

(In Thousands Except Per Share Amounts)

	Second Quarter		Six Months
	2012	2011	2012	2011
	(Unaudited)		(Unaudited)
Revenues:
Sales	$566,116	$544,237	$1,086,045	$1,053,523
Franchise revenues	79,752	78,222	153,010	151,401

	645,868	622,459	1,239,055	1,204,924

Costs and expenses:
Cost of sales	483,080	464,798	938,547	903,669
General and administrative	73,345	74,456	145,649	149,141
Depreciation and amortization	35,947	29,842	68,258	60,156
Impairment of long-lived assets	3,270	365	7,781	8,262
Facilities relocation and other transition costs	9,426	—	14,957	—
Transaction related costs	562	5,039	1,174	6,923
Other operating expense, net	1,847	525	3,382	1,322

	607,477	575,025	1,179,748	1,129,473

Operating profit	38,391	47,434	59,307	75,451
Interest expense	(28,002)	(28,089)	(56,237)	(57,531)
Loss on early extinguishment of debt	(25,195)	—	(25,195)	—
Gain on sale of investment, net	—	—	27,407	—
Other income, net	640	337	2,164	590

(Loss) income from continuing operations before income taxes and noncontrolling interests	(14,166)	19,682	7,446	18,510
Benefit from (provision for) income taxes	8,673	(8,308)	1,795	(7,432)

(Loss) income from continuing operations	(5,493)	11,374	9,241	11,078
Discontinued operations:
Income from discontinued operations, net of income taxes	—	3,672	—	2,559
Loss on disposal of discontinued operations, net of income tax benefit	—	(3,780)	—	(3,780)

Net loss from discontinued operations	—	(108)	—	(1,221)

Net (loss) income	(5,493)	11,266	9,241	9,857
Net income attributable to noncontrolling interests	—	—	(2,384)	—

Net (loss) income attributable to The Wendy’s Company	$(5,493)	$11,266	$6,857	$9,857

Basic and diluted (loss) income per share attributable to The Wendy’s Company:
Continuing operations	$(0.01)	$0.03	$0.02	$0.03
Discontinued operations	—	—	—	(0.01)

Net (loss) income	$(0.01)	$0.03	$0.02	$0.02

Number of shares used to calculate basic (loss) income per share	389,978	417,676	389,840	418,098

Number of shares used to calculate diluted (loss) income per share	389,978	419,239	392,001	419,415

	July 1, 2012	January 1, 2012
Balance Sheet Data:	(Unaudited)	(Audited)
Cash and cash equivalents	$435,100	$475,231
Total assets	4,310,481	4,300,668
Long-term debt, including current portion	1,394,278	1,356,999
Total stockholders’ equity	1,993,574	1,996,069

Reconciliation of Adjusted EBITDA from Continuing Operations to Net (Loss) Income Attributable to The Wendy’s Company

(In Thousands)

(Unaudited)

	Second Quarter		Six Months
	2012	2011	2012	2011
	$89,073	$89,415	$152,954	$163,140
Adjusted EBITDA from continuing operations

(Less) plus:

Depreciation and amortization	(35,947)	(29,842)	(68,258)	(60,156)
Impairment of long-lived assets	(3,270)	(365)	(7,781)	(8,262)
Costs associated with closed restaurants in other operating expense, net (a)	(1,477)	—	(1,477)	—
Facilities relocation and other transition costs	(9,426)	—	(14,957)	—
Transaction related costs	(562)	(5,039)	(1,174)	(6,923)
Arby’s indirect corporate overhead in general and administrative (G&A)	—	(6,735)	—	(14,623)
SSG purchasing cooperative expense reversal in G&A	—	—	—	2,275

Operating profit	38,391	47,434	59,307	75,451

Interest expense	(28,002)	(28,089)	(56,237)	(57,531)
Loss on early extinguishment of debt	(25,195)	—	(25,195)	—
Gain on sale of investment, net	—	—	27,407	—
Other income, net	640	337	2,164	590

(Loss) income from continuing operations before income taxes and noncontrolling interests	(14,166)	19,682	7,446	18,510
Benefit from (provision for) income taxes	8,673	(8,308)	1,795	(7,432)

(Loss) income from continuing operations	(5,493)	11,374	9,241	11,078
Discontinued operations:
Income from discontinued operations, net of income taxes	—	3,672	—	2,559
Loss on disposal of discontinued operations, net of income tax benefit	—	(3,780)	—	(3,780)

Net loss from discontinued operations	—	(108)	—	(1,221)

Net (loss) income	(5,493)	11,266	9,241	9,857
Net income attributable to noncontrolling interests	—	—	(2,384)	—

Net (loss) income attributable to The Wendy’s Company	$(5,493)	$11,266	$6,857	$9,857

(a)	Excludes non-cash items included in impairment of long-lived assets.

Reconciliation of Adjusted Income and Adjusted Earnings per Share from Continuing Operations to Net (Loss) Income and Earnings per Share Attributable to The Wendy’s Company

(In Thousands Except per Share Amounts)

(Unaudited)

	Second Quarter				Six Months
	2012		2011		2012		2011
	After tax	Per share (a)	After tax	Per share	After tax	Per share	After tax	Per share
Adjusted income and adjusted earnings per share from continuing operations	$19,221	$0.05	$19,016	$0.05	$22,568	$0.06	$28,292	$0.07

(Less) plus:
Loss on early extinguishment of debt	(15,621)	(0.04)	—	—	(15,621)	(0.04)	—	—
Gain on sale of investment, net	—	—	—	—	17,978	0.05	—	—
Impairment of long-lived assets	(2,018)	(0.01)	(224)	(0.00)	(4,801)	(0.02)	(5,073)	(0.01)
Costs associated with closed restaurants in other operating expense, net (b)	(911)	(0.00)	—	—	(911)	(0.00)	—	—
Facilities relocation and other transition costs	(5,817)	(0.01)	—	—	(9,246)	(0.03)	—	—
Arby’s indirect corporate overhead in general and administrative (G&A)	—	—	(4,243)	(0.01)	—	—	(9,213)	(0.02)
Transaction related costs	(347)	(0.00)	(3,175)	(0.01)	(726)	(0.00)	(4,361)	(0.01)
SSG purchasing cooperative expenses in G&A	—	—	—	—	—	—	1,433	0.00

Total adjustments	(24,714)	(0.06)	(7,642)	(0.02)	(13,327)	(0.04)	(17,214)	(0.04)

(Loss) income from continuing operations and earnings per share	(5,493)	(0.01)	11,374	0.03	9,241	0.02	11,078	0.03
Discontinued operations:
Income from discontinued operations, net of income taxes	—	—	3,672	0.01	—	—	2,559	0.00
Loss on disposal of discontinued operations, net of income tax benefit	—	—	(3,780)	(0.01)	—	—	(3,780)	(0.01)

Net loss from discontinued operations	—	—	(108)	(0.00)	—	—	(1,221)	(0.01)

Net (loss) income	(5,493)	(0.01)	11,266	0.03	9,241	0.02	9,857	0.02
Net income attributable to noncontrolling interests	—	—	—	—	(2,384)	(0.00)	—	—

Net (loss) income and earnings per share attributable to The Wendy’s Company	$(5,493)	$(0.01)	$11,266	$0.03	$6,857	$0.02	$9,857	$0.02

Reported number of shares used to calculate diluted (loss) income per share		389,978		419,239		392,001		419,415
Plus: Dilutive effect of stock options and restricted shares		1,748		—		—		—

Adjusted number of shares used to calculate adjusted earnings per share		391,726		419,239		392,001		419,415

(a)

Adjusted earnings per share amounts, for the second quarter of 2012, include the dilutive effect of stock options and restricted shares, which were excluded from the reported number of shares used to calculate basic and diluted loss per share, as the impact would have been anti-dilutive. Included above is a reconciliation of the number of shares used to calculate adjusted earnings per share amounts.

(b)	Excludes non-cash items included in impairment of long-lived assets.